Exhibit 21.1
List of Subsidiaries of the Company (1)

AccuMED Corp. (Delaware)	Lear Corporation Gothenburg AB (Sweden)
AccuMED Holdings Corp. (Delaware)	Lear Corporation Holding Spain S.L. (Spain)
Autotech Fund II, L.P. (Delaware) (3.33%)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Ingenierie, S.A.S. (France)
Beijing BHAP Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Italia S.r.l. (Italy)
Beijing Lear Hyundai Transys Co., Ltd. (China) (40%)	Lear Corporation Japan K.K. (Japan)
CelLink Corporation (Delaware) (0.79%)	Lear Corporation Jarny, S.A.S. (France)
Changchun Lear FAWSN Automotive Electrical Co., Ltd. (China) (69%)	Lear Corporation Loire, S.A.S. (France)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Macedonia DOOEL Tetovo (Macedonia)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Martorell, S.L. (Spain)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Meknes S.a.r.l., AU (Morocco)
Cordelia Autoparts Sweden AB (Sweden)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Eagle Ottawa China Ltd. (China)	Lear Corporation Pontevedra, S.L. (Spain)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation Romania S.r.L. (Romania)
Eagle Ottawa Foreign Holdings ApS (Denmark)	Lear Corporation S.r.L. (Moldova)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation Seating France Feignies SAS (France)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Seating France SAS (France)
Evolved by Nature Inc. (Delaware) (5%)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
EXO Technologies Ltd. (Israel)	Lear Corporation South East Asia Co., Ltd. (Thailand)
Foshan Lear FAWSN Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation Spain Alava, S.L. (Spain)
Gill Industries of Mexico, S. de R.L. de C.V. (Mexico)	Lear Corporation UK Holdings Limited (United Kingdom)
Gill Management of Mexico, S. de R.L. de C.V. (Mexico)	Lear Corporation UK Interior Systems Limited (United Kingdom)
Gill Management Queretaro, S. de R.L. de C.V. (Mexico)	Lear Corporation Valenca, Lda. (Portugal)
Gill Queretaro, S. de R.L. de C.V. (Mexico)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
Guangzhou Lear Automotive Components Co., Ltd (China) (50%)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Guilford Europe Limited (United Kingdom)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Guilford Mills Europe Limited (United Kingdom)	Lear Dongshi Tachi-S Automotive Seating (Wuhan) Co., Ltd. (China) (25.5%)
Guilford Mills Limited (United Kingdom)	Lear East European Operations S.a.r.l. (Luxembourg)
HB Polymer Company, LLC (Delaware) (10%)	Lear EEDS and Interiors, LLC (Delaware)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Hyundai Transys Lear Automotive India Private Limited (India) (35%)	Lear European Holding S.L. (Spain)
Industrias Lear de Argentina SrL (Argentina)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Insys - Interior Systems SA (Argentina) (5%)	Lear Global Operations S.a.r.l. (Luxembourg)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Global Technology Corporation France (Delaware)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Global Technology Corporation Germany (Delaware)
Lear (China) Holding Limited (China)	Lear Global Technology Corporation Spain (Delaware)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear Global Technology Corporation UK (Delaware)
Lear (Shanghai) Auto Parts Technology Co., Ltd. (China)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear India Engineering, LLC (Delaware)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear India Engineering, LLP (India)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Israel Engineering, LLC (Delaware)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Japan Engineering, LLC (Delaware)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China)	Lear Korea Engineering Yuhan Hoesa (Korea)
Lear Automotive India Private Limited (India)	Lear Korea Engineering, LLC (Delaware)
Lear Automotive Interior Materials (Yangzhou) Co., Ltd. (China)	Lear Korea Yuhan Hoesa (Korea)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Automotive Morocco SAS (Morocco)	Lear Morocco Engineering, LLC (Delaware)
Lear Automotive Operations Netherlands B.V. (Netherlands)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Lear Philippines Engineering, LLC (Delaware)

Exhibit 21.1
List of Subsidiaries of the Company (1)
(Continued)

Lear Automotive Systems (Changshu) Co., Ltd. (China)	Lear Seating (Thailand) Corp. Ltd. (Thailand)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Systems (Jiaxing) Co., Ltd. (China)	Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	Lear UK Acquisition Limited (United Kingdom)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Canada (Canada)	Maniv Mobility II A, LP (Delaware) (7.67%)
Lear Canada Holding S.a.r.l. (Luxembourg)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Canada Investments ULC (Canada)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (0.7%)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Mezed Inversiones S.r.l. (Dominican Republic)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	MSeat Inc. (Korea) (0.186%)
Lear China Engineering, LLC (Delaware)	Navmatic, Inc. (Delaware) (20%)
Lear Corporation (Mauritius) Limited (Mauritius)	OOO Lear (Russia)
Lear Corporation (UK) Limited (United Kingdom)	PT Lear Automotive Indonesia (Indonesia)
Lear Corporation (Vietnam) Limited (Vietnam)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Corporation Ara, S.L. (Spain)	Qingdao Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)
Lear Corporation Ardasa, S.L. (Spain)	RevoLaze, LLC (Delaware) (20%)
Lear Corporation Asientos S.L. (Spain)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation Belgium B.V. (Belgium)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China)
Lear Corporation Beteiligungs GmbH (Germany)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China)
Lear Corporation Canada ULC (Canada)	Silk Medical Aesthetics, Inc. (Delaware) (3.6%)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)	Softwear Automation, Inc. (Georgia) (7.71%)
Lear Corporation China Ltd. (Mauritius)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation Czech Republic s.r.o. (Czech Republic)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Corporation d.o.o. Novi Sad (Serbia)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation Engineering (UK) Limited (United Kingdom)	Techstars Corporate Partners 2017 LLC (Delaware) (1.44%)
Lear Corporation Engineering Belgium B.V. (Belgium)	Tempronics, Inc. (Delaware) (9.8%)
Lear Corporation Engineering Czech Republic s.r.o. (Czech Republic)	The Nanosteel Company, Inc. (Delaware) (3.01%)
Lear Corporation Engineering GmbH (Germany)	Tianjin FAWSN Lear Automotive Electrical & Electronics Co., Ltd. (China) (69%)
Lear Corporation Engineering Hungary Kft. (Hungary)	Trucks Venture Fund 2, LP (Delaware) (11.81%)
Lear Corporation Engineering Italy S.r.l. (Italy)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation Engineering Morocco S.a.r.l. (Morocco)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation Engineering Poland Sp. z.o.o. (Poland)	Xevo Inc. (Delaware)
Lear Corporation Engineering Slovakia s.r.o. (Slovak Republic)	Xevo Japan, LLC (Delaware)
Lear Corporation Engineering Spain S.L. (Spain)	Xevo K.K. (Japan)
Lear Corporation France SAS (France)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)
Lear Corporation GmbH (Germany)
(1) All subsidiaries are wholly owned unless otherwise indicated.